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                            PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED APRIL 16, 1999)
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                               3,710 SHARES

                               COMMON STOCK

                         KEY ENERGY SERVICES, INC.

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Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
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        The Shares are being issued and delivered to Patrick E. O'Shaughnessy pursuant to the exercise of a Common Stock Purchase Warrant dated as of March 28, 1996 ("Warrant") to purchase 3,710 shares of common stock. The exercise price pursuant to the terms of the Warrant is $6.75 per share.

        The Shares are not being issued through underwriters, agents or dealers. No fees or commissions are being paid in connection with the issuance of the Shares.

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           The date of this Prospectus Supplement is June 22, 2000.